Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS SECOND QUARTER RESULTS

AND PROVIDES BUSINESS SUMMARY

Littleton, CO – August 13, 2010 – ADA-ES, Inc. (NASDAQ:ADES) (“ADA”) today announced financial results for the second quarter ended June 30, 2010, and provided an overview on various corporate developments. Of note, starting in the first quarter of 2010, ADA revised its segment reporting to more clearly communicate how management evaluates and measures the Company’s lines of business. ADA reports its three operating segments: Emissions Control, CO2 Capture and Refined Coal.

2010 SECOND QUARTER HIGHLIGHTS

In the second quarter, total revenues were $1.9 million compared to $4.8 million in the same quarter of 2009, primarily due to lower sales of Activated Carbon Injection (“ACI”) systems in the Company’s Emissions Control (“EC”) segment, offset somewhat by increased development work in its CO2 Capture (“CC”) segment. Considerable work for the Refined Coal facilities was accomplished during the second quarter but the related internal revenues were eliminated in consolidation. As previously reported, ADA expects revenues in the EC sector to decline from 2009 levels through the remainder of 2010 until revised emissions control regulations are implemented. Revenues in the Refined Coal and CO2 Capture sectors are expected to show growth in the third and fourth quarters.

Of note, Department of Energy (“DOE”) and industry-supported contracts generated second quarter revenues of $337,000, bringing the year-to-date total to $1.1 million. Management expects the $500,000 of remaining DOE contracts in progress to be recognized in the second half of 2010. The $1.1 million decline in revenues from consulting services compared to last year’s second quarter reflects ADA’s completion of nearly all of its mercury control demonstrations and analysis; its current focus is on the commercialization of these technologies and associated specialty chemicals.

The Company reported an operating loss of $6.7 million compared to $2.0 million in the second quarter of 2009. Net loss attributable to ADA was $3.7 million, or $0.50 per diluted share, compared to $1.6 million, or $0.24 per diluted share, in the 2009 second quarter. Beyond the decline in revenues, the increase in the quarterly loss reflects higher general and administrative expenses primarily due to legal expenses associated with ongoing litigation, increased costs associated with preparing the Refined Coal units for routine operations, and a loss of $1.5 million related to ADA’s equity interest in the net loss of ADA Carbon Solutions, LLC (“ADA-CS”), offset in part by NexGen’s share of Clean Coal Solutions, LLC (“CCS”), consolidated loss and $1.8 million of other income from notes received from NexGen as partial payment to retain their 50% interest in CCS.

Cash flow provided by operations was $10.1 million for the current second quarter, including the $2.0 million ADA received from Arch Coal in June for an exclusive license and development agreement for a technology to treat their Powder River Basin (“PRB”) coal to reduce emissions of mercury and other metals. The Company also accounted for nearly $9.0 million in deferred revenue from the leasing agreements for the Refined Coal facilities developed through CCS. In the prior year’s second quarter, cash used by operations totaled $1.0 million.

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August 13, 2010

As of the close of the second quarter, cash and cash equivalents totaled $7.0 million and working capital, excluding deferred revenue, was approximately $5.7 million. ADA had no long-term debt and its shareholders’ equity totaled $19.7 million at quarter-end.

RECENT DEVELOPMENTS

Refined Coal Update

Dr. Michael Durham, President and CEO of ADA, noted, “With regard to CyClean, which is sold through CCS, contracts are now in place and the leased facilities are operating and producing Refined Coal. The revenues are expected to be uneven during the first few months as the new operators deal with start-up issues with the new equipment. However, once issues are resolved and the plants begin supplying Refined Coal for four generating units, these first two systems are expected to produce approximately 6 million tons of Refined Coal annually, qualifying for the approximately $6.20 per ton federal tax credit over next 10 years.

“As previously announced, CCS has entered into leasing agreements with an unaffiliated third party that included the $9.0 million cash payment to CCS for prepaid rent, and also includes future fixed and contingent rent payments that we expect will generate approximately $2 per ton of operating income to CCS over the terms of the leases or in excess of $12 million per year. Of the up to $4 million in payments required by NexGen Refined Coal, LLC to maintain its 50% ownership in CCS, we expect approximately $3 million to be paid on their notes to us and other amounts by June 30, 2011, with the remaining $1 million over the following year.”

DOE Award for CO2 Capture

In July, ADA was selected by the DOE to negotiate a phase II $14 million, 39 month contract to further develop its commercialization plan for a regenerable solid-sorbent technology that captures carbon dioxide from coal-fired power plants. ADA is currently working under a $3.2 million program co-funded by the DOE and several major utilities to develop this technology; initial field tests at a pilot plant have begun. Dr. Durham noted, “Once the expected commercial market develops from Climate Change legislation, we expect to profit from the production and sale of propriety solid-sorbents that are key to this promising, energy efficient technology. We expect work on the contract award to commence in the fourth quarter of this year and run through the middle of 2013.”

ADA-CS Update

Dr. Durham went on to say, “The activated carbon (“AC”) plant built and operated by our joint venture, ADA-CS, is up and running, and producing AC which is being sold to customers. Now that the first two furnaces are operational, we expect the third and fourth to begin producing AC before the year is out.”

Industry Regulations Update

Dr. Durham continued, “Progress is being made on the regulatory front that should lead to greater business opportunities across our three business segments. Most recently, the EPA issued the cement MACT final regulation, which could require ACI systems and AC on up to 90 cement kilns in the U.S. In advance of this ruling, we have been in contract negotiations with several cement companies and expect to engage others in discussions in the coming months.

“By March 16, 2011, we should finally have the EPA’s draft rule on power plant-specific controls for toxic air pollutants, and the final rule no later than November 16, 2011. A draft of a new MACT regulation for industrial coal-fired boilers that provide mostly steam and/or electricity for small industrial and institutional power needs was released in April with a final regulation anticipated by December 16, 2010, followed by

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compliance deadlines in late 2013 or early 2014. We believe this new MACT regulation could impact over 600 existing coal-fired industrial boilers and could increase the market for ACI systems by several hundred units and sales of the associated AC by 50 to 100 million pounds per year, with the possibility of significantly higher quantities should other non-coal-fired boilers be included in this new regulation.”

OUTLOOK AND CONCLUSION

Dr. Durham continued, “We are following these regulations closely and maintain a strong presence in Washington to ensure that appropriate legislators are kept apprised of the effectiveness of our pollution control solutions. ADA’s most significant revenue growth should occur once federal regulations and/or legislation are enacted. We are however seeing increased interest by utilities for our technologies and systems and remain active in projects evaluating the effectiveness of ACI for different applications. We view these test programs as early indicators of upcoming ACI orders to be followed by long-term contracts for AC. In addition, we may see some upside from the cement plant opportunity.”

Dr. Durham pointed out, “The uncompleted portion of all outstanding ACI system contracts as of June 30, 2010 totaled $2.3 million. We expect overall gross margins for the EC and CC segments for fiscal year 2010 to be consistent with the 31% achieved in fiscal year 2009.”

In closing, Dr. Durham stated, “All of the positive developments in our business over the past few months provide us with even more reason to be optimistic about ADA’s future as an industry leader in clean coal technology. The recent opening of ADA-CS’ AC plant, the $14 million in DOE and industry funding to further develop our CO2 capture technology, the advances we have made in the commercialization of our Refined Coal technology, the recent favorable jury verdict in our lawsuit against Calgon Carbon, our agreement with Arch Coal and the long-term revenue stream potential of this venture, are among the reasons for our enthusiasm.”

Conference Call

Management will conduct a conference call focusing on the financial results and recent developments at 10:00 AM ET on Friday, August 13, 2010. Interested parties may participate in the call by dialing 706-679-3200. Please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call (conference ID# 88455197). The conference call will also be webcast live via the Investor Information section of ADA’s website at www.adaes.com. To listen to the live call please go the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About ADA-ES

ADA-ES is a leader in clean coal technology and the associated specialty chemicals, serving the U.S. and Canadian coal-fueled power plant industry. Our proprietary environmental technologies and specialty chemicals enable power plants to enhance existing air pollution control equipment, minimize mercury, CO2 and other emissions, maximize capacity, and improve operating efficiencies, to meet the challenges of existing and pending emission control regulations.

With respect to mercury emissions:

•	We supply activated carbon (“AC”) injection systems, mercury measurement instrumentation, and related services.

•	We are also a joint venture participant in ADA Carbon Solutions (“ADA-CS”), which has commenced operations on its state-of-the-art AC production facility.

•

Under an exclusive development and licensing agreement with Arch Coal, we are developing and commercializing an enhanced Powder River Basin (“PRB”) coal with reduced emissions of mercury and other metals.

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August 13, 2010

•

Through our consolidated subsidiary, Clean Coal Solutions, LLC (“CCS”), we provide our patented refined coal technology, CyClean, to enhance combustion of and reduce emissions from burning PRB coals in cyclone boilers.

In addition, we are developing CO2 emissions technologies under projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

This press release contains and the conference call referenced in this press release will include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but will not necessarily be limited to, statements or expectations regarding future contracts, projects, technologies, project funding, tax credits, revenues, expenses and other financial measures; timelines for our projects and anticipated regulations and legislation and expected impact on our markets; future supply and demand; expected governmental actions; and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws and regulations, government funding, prices, economic conditions and market demand; timing of new and pending regulations and any legal challenges to them; impact of competition and legal proceedings; lack of working capital; availability, cost of and demand for alternative energy sources and other technologies; technical, start-up and operational difficulties; inability to commercialize our technologies on favorable terms; risks related to ADA-CS such as changes in the costs and timing of commercial operations at the AC plant, failure to raise additional financing or satisfy terms of existing agreements, actions of our joint venture partner and inability to sign or close acceptable coal supply and off-take agreements in a timely manner; failure of CCS’ leased facilities to continue to produce coal which qualifies for IRS Section 45 tax credits; termination of the leases for such facilities; decreases in the production of RC by the lessee of such facilities; our inability to come to terms with DOE or industry partners concerning the DOE CO2 capture technology project; availability of raw materials and equipment for our businesses; loss of key personnel; and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on our forward-looking statements and to consult filings we make with the SEC for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Contacts:

ADA-ES, Inc.	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President & CEO	The Equity Group Inc.
Mark H. McKinnies, CFO	www.theequitygroup.com
(303) 734-1727	Melissa Dixon
www.adaes.com	(212) 836-9613
MDixon@equityny.com
Linda Latman
(212) 836-9609
LLatman@equityny.com

See Accompanying Tables

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August 13, 2010

ADA-ES, Inc. and Subsidiaries

Consolidated Statements of Operations

(Amounts in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUE:
Emissions control	$1,600	$4,476	$4,664	$9,186
CO2 capture	337	282	1,140	543
Refined coal	0	0	0	0

Total revenues	1,937	4,758	5,804	9,729

COST OF REVENUES:
Emissions control	1,199	2,634	3,021	5,327
CO2 capture	144	150	408	259
Refined coal	586	169	1,012	181

Total cost of revenues	1,929	2,953	4,441	5,767

GROSS MARGIN	8	1,805	1,363	3,962

OTHER COSTS AND EXPENSES:
General and administrative	6,176	3,484	10,755	5,563
Research and development	197	184	381	390
Depreciation and amortization	330	139	539	277

Total expenses	6,703	3,807	11,675	6,230

OPERATING LOSS	(6,695)	(2,002)	(10,312)	(2,268)

OTHER INCOME (EXPENSE):
Interest and other income	1,791	10	1,811	20
Equity in loss from unconsolidated entities	(1,568)	(665)	(2,750)	(1,279)

Total other income (expense)	223	(655)	(939)	(1,259)

LOSS BEFORE INCOME TAX PROVISION AND NON-CONTROLLING INTEREST	(6,472)	(2,657)	(11,251)	(3,527)

INCOME TAX BENEFIT	2,087	963	3,700	1,278

NET LOSS BEFORE NON-CONTROLLING INTEREST	(4,385)	(1,694)	(7,551)	(2,249)
Net loss attributable to non-controlling interest	675	64	1,021	76

NET LOSS ATTRIBUTABLE TO ADA-ES	$(3,710)	$(1,630)	$(6,530)	$(2,173)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED ATTRIBUTABLE TO ADA-ES	$(0.50)	$(0.24)	$(0.89)	$(0.31)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	7,412	6,929	7,305	6,899

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	7,412	6,929	7,305	6,899

See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-K for the fiscal year ended December 31, 2009.

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ADA-ES, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except share data)

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,043	$1,456
Trade receivables, net of allowance for doubtful accounts	2,884	5,812
Notes receivable	1,531	0
Certificate of deposit	505	400
Assets held for sale	0	1,987
Prepaid expenses and other	563	1,182

Total current assets	12,526	10,837

PROPERTY AND EQUIPMENT, at cost	7,618	3,100
Less accumulated depreciation and amortization	(2,736)	(2,252)

Net property and equipment	4,882	848

GOODWILL, net of amortization	435	435
INTANGIBLE ASSETS, net of amortization	241	229
INVESTMENT IN UNCONSOLIDATED ENTITIES	19,309	21,776
DEFERRED TAXES AND OTHER ASSETS	10,993	6,842

Total Assets	$48,386	$40,967

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,904	$5,312
Accrued payroll and related liabilities	752	578
Deferred revenue, current	5,721	1,452
Accrued expenses and other liabilities	232	1,306

Total current liabilities	12,609	8,648

LONG-TERM LIABILITIES:
Accrued liabilities	11,379	6,822
Deferred revenue, accrued warranty and other	6,926	1,146

Total liabilities	30,914	16,616

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
ADA-ES, Inc. stockholders’ equity
Preferred stock: 50,000,000 shares authorized, none outstanding	0	0
Common stock: no par value, 50,000,000 shares authorized, 7,452,222 and 7,093,931 shares issued and outstanding, respectively	38,930	37,000
Accumulated deficit	(19,278)	(12,748)

Total ADA-ES, Inc. stockholders’ equity	19,652	24,252
Non-controlling interest	(2,180)	99

TOTAL STOCKHOLDERS’ EQUITY	17,472	24,351

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$48,386	$40,967

See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-K for the fiscal year ended December 31, 2009.